INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 333-12241 and 333-24659 of Medix Resources, Inc. (formerly International Nursing Services, Inc.) on Forms S-3 of our report dated March 18, 1998 appearing in this annual report on Form 10-K of Medix Resources, Inc. (formerly International Nursing Services, Inc.) for the year ended
December 28, 1997





                                        /s/ Ehrhardt Keefe Steiner & Hottman PC
                                            Ehrhardt Keefe Steiner & Hottman PC